Exhibit 10(a)

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001-3980

D: +1 202.383.0158

F: +1 202.637.3593

steveroth@ eversheds-sutherland.com

April 27, 2020

Board of Trustees

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, NY 10017

Re: TIAA Separate Account VA-3

File Nos. 333-134820 / 811-21907

To the Board of Trustees:

We hereby consent to the reference to our name under the heading "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 16 to the Form N-4 registration statement for TIAA Separate Account VA-3 (File No. 333-134820). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

EVERSHEDS SUTHERLAND (US) LLP

By: /s/ Stephen E. Roth

Stephen E. Roth

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland. For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.